EXHIBIT 10.38

COMMERCIAL LEASE

1. PARTIES (fill in)

58 Charles Street Limited Partnership, A Massachusetts Limited Partnership,
c/o The Cambridge Company, 87 Blanchard Road, Cambridge, MA 02138
LESSOR, which expression shall include its heirs, successors, and assigns where the context so admits, does hereby lease to Sontra Medical, Inc.
                                   21 Erie Street, Suite 22 Cambridge, MA
LESSEE, which expression shall include its successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described premises:

2. PREMISES (fill in and include if applicable, suite number, floor number, and square feet)

7,602 square feet on the terrace level (as shown on Exhibit P) of the building known as of 58 Charles Street, Cambridge, MA and seven parking spaces, in the building parking lot.

together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said leased premises and lavatories nearest thereto.

3. TERM (fill in)	The term of this lease shall be for five years commencing on September 1, 1998 and ending on July 31, 2003.

4. RENT (fill in)	The LESSEE shall pay to the LESSOR rent at the rate of see Exhibit A dollars per year, payable in advance in monthly installments of .

5. SECURITY DEPOSIT (fill in)

Upon the execution of this lease, the LESSEE shall pay to the LESSOR the amount of $31,675.00 dollars, which shall be held as a security for the LESSEE’s performance as herein provided and promptly refunded to the LESSEE at the end of this lease with accrued interest calculated at prevailing money market rates subject to the LESSEE’s satisfactory compliance with the conditions hereof.  The deposit will also be promptly returned to the LESSEE with appropriate interest, provided the LESSEE is in good standing, if this lease is terminated before the end of the term as per any section in this lease.

6. RENT ADJUSTMENT A. TAX ESCALATION (fill in or delete)

If in any tax year commencing with the fiscal year 1999 the real estate taxes on the land and buildings, of which the leased premises are a part, are in excess of the amount of the real estate taxes thereon for the fiscal year 1998 (hereinafter called the “Base Year”), LESSEE will pay to LESSOR as additional rent hereunder, when and as designated by notice in writing by LESSOR, 15.92 per cent of such excess that may occur in each year of the term of this lease or any extension or renewal thereof and proportionately for any part of a fiscal year.  If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE.

B. OPERATING COST ESCALATION (fill in or delete)

The LESSEE shall pay to the LESSOR as additional rent hereunder when and as designated by notice in writing by LESSOR, 15.92 per cent of any increase in operating expenses over those incurred during the calendar year 1998.  Operating expenses are defined for the purposes of this agreement as:

1. All building operating expenses including electricity delivered to the premises for lights and outlets (which shall be a pro-rated share of the electricity used on the Terrace Level based on occupancy).  Tenant’s share shall be 61.55% of the Terrace electric bill.

See Exhibit B.

This increase shall be prorated should this lease be in effect with respect to only a portion of any calendar year.

7. UTILITIES

The LESSOR agrees to furnish electricity, reasonably hot and cold water, and reasonable heat and air conditioning to the leased premises, the hallways, stairways, elevators, and lavatories during normal business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customarily furnished in similar first class office buildings in Cambridge, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR’s reasonable control.  Normal business hours are from 8 AM to 6 PM, Monday through Friday.  After hours air conditioning will be billed at $35 per hour.

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease.  In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE’s sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

8. USE OF LEASED PREMISES (fill in)	The LESSEE shall use the leased premises only for the purpose of a business office and lab space for light manufacturing and research and development

9. COMPLIANCE

The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal bylaw or ordinance in force in the city or town in which the premises are situated.

10. FIRE INSURANCE

The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association or any similar body succeeding to its powers.  The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE’s use of the premises.

11. MAINTENANCE A. LESSEE’S OBLIGATIONS

The LESSEE agrees to maintain the leased premises in good condition, normal wear and tear and damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSOR or those for who conduct the LESSOR is legally responsible, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the lease premises are now in good order and the glass whole.  The LESSEE shall not permit the premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste.  LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises.

All LESSEE’s personal property, fixtures and equipment kept at the leased premises shall be at the sole risk and hazard of the LESSEE; provided, however, Lessor shall be responsible for casualties resulting from Lessor’s negligence or willful misconduct.

B. LESSOR’S OBLIGATIONS

The LESSOR agrees to maintain the structure of the building of which the leased premises are a part in the same good sound condition as it is at the commencement of the term or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible.  LESSOR also agrees to maintain in good operating condition the plumbing, heating and air conditioning, and electrical systems serving the demised premises.

12. ALTERATIONS

The LESSEE shall not make structural alterations or additions to the leased premises, but may make nonstructural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed.  All such allowed alterations shall be at LESSEE’s expense and shall be in quality at least equal to the present construction.  LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR.  Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.  Notwithstanding the foregoing, LESSOR hereby consents to the installation by LESSEE, at LESSEE’S sole expense, of up to two (2) fume hoods provided such fume hoods are installed in compliance with all applicable laws, codes, and regulations.  LESSEE shall provide LESSOR a drawing identifying the locations of the fume hoods, and LESSEE shall utilize the existing exhaust ventillation stack which is connected to a building rooftop vent used by the former lab tenant.  LESSEE shall provide architectural drawings, equipment specifications, and copies of all City of Cambridge and state permits to LESSOR.

13. ASSIGNMENT— SUBLEASING

The LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR’s prior written consent which consent shall not be unreasonably withheld.  Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of a rent and for the full performance of the covenants and conditions of this lease.  Notwithstanding the foregoing provisions of the Section 13.  LESSEE may upon written notice but without the consent of LESSOR, assign this lease or sublet all or a part of the leased premises to (i) an institutional lender by way of a leasehold mortgage as collateral security, (ii) subsidiary or other affiliate of LESSEE or (iii) a business entity of equal or greater net worth than LESSEE which acquires LESSEE through acquisition or merger.

14. SUBORDINATION

This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.  The LESSOR will obtain a non-disturbance agreement from such mortgagee, and provided the LESSEE maintains the lease in good standing, LESSEE will be entitled to quiet enjoyment and possession of the leased premises, in accordance with the provisions of the lease, notwithstanding any default by the LESSOR under its mortgage, deeds of trust or other such instruments in the nature of a mortgage.

15. LESSOR’S ACCESS

The LESSOR or agents of the LESSOR may, at reasonable times, enter to view the leased premises (provided such entry does not interfere with LESSEE’s normal business operations) and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within six (6) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

16. INDEMNIFICATION AND LIABILITY (fill in)

The LESSEE shall save the LESSOR harmless from all loss and damage occasioned by the use or escape of water or by the bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the building or form the sidewalks bordering upon the premises so leased, or by any nuisance made or suffered on the leased premises, unless such loss is caused by the negligence or willful misconduct of the LESSOR its agents, servants, employees and/or contractors.  The removal of snow and ice from the sidewalks bordering upon the leased premises shall be LESSOR’s responsibility.

17. LESSEE’S LIABILITY INSURANCE (fill in)

The LESSEE shall maintain with respect to the leased premises and the property of which the leased premises are a part comprehensive public liability insurance in the amount of $2,000,000 with property damage insurance in limits of $1,000,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided.  The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies.  All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

18. FIRE CASUALTY, EMINENT DOMAIN

Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease.  When such fire, casualty, or taking renders more than one half of the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

(a)  The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or

(b) The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.

The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE’s fixtures, property or equipment.

19. DEFAULT AND BANKRUPTCY

In the event that:

(a) The LESSEE shall default in the payment of any installment of rent or other su herein specified and such default shall continue for ten (10) days after written notice thereof; or

(b) The LESSEE shall default in the observance or performance of any other of the LESSEE’s covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days or within a period of time in excess to remedy any default that could not be reasonably corrected within such a period so long as the LESSEE continuously and diligently attempts to remedy the default except for a financial default after written notice thereof; or

(c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE’s property for the benefit of creditors, then the LESSOR shall have the right thereafter, while such default continues, to reenter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE’s effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default.  The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term.  If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE’s part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, after five business days’ written notice to LESSEE, may remedy such default for the account and at the expense of the LESSEE.  If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of BankBoston Prime +4% per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20. NOTICE (fill in)

Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served, to LESSEE if mailed to LESSEE registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE, at Sontra Medical, Inc., 58 Charles Street, Cambridge, MA 02140.  Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR as the LESSOR may from time to time advise in writing.  All rent notices shall be paid and sent to the LESSOR at 87 Blanchard Road, Cambridge, MA 02138.

21. SURRENDER

The LESSEE shall at the expiration or other termination of this lease remove all LESSEE’s goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises).  LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in good condition, reasonable wear and tear, damage by fire or other casualty only excepted, unless such maintenance is required because of the LESSOR or those for who conduct the LESSOR is legally responsible.  In the event of the LESSEE’s failure to remove any of LESSEE’s property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’s expense, or to retain same under LESSOR’s control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

22. QUIET ENJOYMENT

So long as the LESSEE is in full compliance with the terms and conditions of this lease, LESSOR shall warrant and defend LESSEE in the quiet enjoyment and possession of the premises during the term against any and all claims made by, through or under LESSOR, subject to the terms of this lease.

23. ESTOPPEL

LESSEE agrees, from time to time, within ten (10) days after request by LESSOR, to deliver to LESSOR or LESSOR’s designee an estoppel certificate stating that this LEASE is unmodified and in full force and effect (or if there have been modifications, that this lease is in full force and effect as modified and stating the modifications), the date to which rent and other charges have been paid, the unexpired term of this LEASE, whether there are any defaults or rent abatements or offsets claimed by LESSEE and such other matters pertaining to this LEASE as may be reasonably requested by LESSOR, it being intended that any such statement delivered pursuant to this subparagraph may be relied upon by any prospective purchaser of the fee or mortgage or assignee of any mortgage upon the fee of the premises or any other party and their respective successors and assigns.

24. BROKERAGE (fill in or delete)

The Brokers named herein: The Codman Co. and The Conrad Group warrant that they are duly licensed as such by the Commonwealth of Massachusetts, and join in this agreement and become a party hereto, insofar as any provisions of this agreement expressly apply to them, and to any amendments or modifications of such provisions to which they agree in writing.  LESSOR agrees to pay the above named Brokers upon the term commencement date & fee for professional services.

25. OTHER PROVISIONS

1) Rent and parking payments are due on the first day of each and every month.  Any rent payment made more than five (5) days after the due date shall bear interest at BankBoston Prime +4% as additional rent charged retroactively to the first of the month.

IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 25 day of August, 1988

/s/ Sontra Medical, Inc.		[ILLEGIBLE]
LESSEE		LESSOR
58 Charles Street Limited Partnership
/s/ Shawn E. Stovall	BY:	The Cambridge Company, Inc.
General Manager		Its General Partner
Robert Lee Wolff, Jr., President

/s/ Kevin Sullivan, V.P.		/s/ Frank E. Wheatly III
THE CONRAD GROUP		THE CODMAN CO.

Exhibit A

Term	Base Rent	Parking	Operating Expenses and Real Estate Tax
Year 1	$182,448.00	$9,240.00	Included in Base Rent

Year 2 — Year 5	$190,050.00	$9,240.00	15.92% of increase over 1998 (If applicable)

Exhibit C

Holding Over Tenant shall pay to Landlord two hundred percent (200%) of the total of the rents and other charges herein then applicable for each month or any part thereof during which Tenant, without Landlord’s prior written consent, shall retain possession of the premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and shall also pay to Landlord the amount of all damages sustained by Landlord on account thereof, provided, however, that neither the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the premises or hold over in the premises after the expiration or earlier termination of the Lease term.

[GROUND FLOOR PLAN]